EXHIBIT 99.1

FOR IMMEDIATE DISTRIBUTION
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2012 RESULTS

~ Revenues Increase 25%, Company Updates 2012 Earnings Range and Raises Full-Year Revenue Guidance~

Saint Louis – Aug. 2, 2012 – Perficient, Inc. (NASDAQ: PRFT), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended June 30, 2012.

Financial Highlights

For the quarter ended June 30, 2012:

▪	Revenues increased 25% to $81.8 million from $65.6 million for the second quarter 2011;
▪	Services revenue increased 23% to $72.7 million from $59.2 million for the second quarter 2011;
▪
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased to $0.24 from $0.21 for the second quarter 2011;

▪	Earnings per share results on a fully diluted basis increased to $0.12 from $0.10 for the second quarter 2011;
▪	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 21% to $12.5 million from $10.3 million for the second quarter 2011; and
▪	Net income increased 30% to $3.6 million compared to $2.8 million for the second quarter 2011.

“Momentum from our strong first quarter bookings drove record revenues during the quarter,” said Jeffrey Davis, Perficient’s chief executive officer and president. “Our strong first half performance, coupled with the successful completion of two recent acquisitions enable us to raise our full-year revenue guidance range.”

Other Highlights

Among other recent achievements, Perficient:

-- Added new customer relationships and follow-up projects with leading companies including: 7-Eleven, Blue Cross Blue Shield Massachusetts, Carolina Health Systems, Lexmark, NASCO, Neiman Marcus, Premier, Principal Financial, Texas Health Resources and many others;

-- Completed the acquisition of Dallas-based Nascent Systems, a $17 million annual services revenue business and technology consulting firm focused on Oracle ERP solutions, utilizing the Oracle E-Business Suite;

--Completed the acquisition of Atlanta-based Northridge Systems, a $12 million annual services revenue business and technology consulting firm focused on collaboration solutions, primarily leveraging the Microsoft SharePoint platform;

--Was named Microsoft’s 2012 Healthcare Provider Partner of the Year. The award recognizes Perficient for its consistent work delivering Microsoft-based solutions to healthcare organizations.  It is the second time in three years Perficient has received this award; and

--Was selected to join the EMC Information Intelligence Group Consulting Preferred Partner Program (C3P). As one of 10 partners in North America tapped to join C3P, Perficient is certified to engage with the IIG Consulting team to drive customer success.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

Perficient expects its third quarter 2012 services and software revenue, including reimbursed expenses, to be in the range of $81.8 million to $86.2 million, comprised of $78.0 million to $82.0 million of revenue from services including reimbursed expenses and $3.8 million to $4.2 million of revenue from sales of software. The midpoint of third quarter 2012 services revenue guidance represents growth of 21% over third quarter 2011 services revenue.

The company is raising its full year 2012 revenue guidance to a range of $317 million to $332 million from the previously provided range of $300 million to $320 million.

The company is adjusting its full year Adjusted GAAP earnings per share guidance to a range of $0.90 to $0.96 from the previously provided range of $0.88 to $0.98.

Conference Call Details
Perficient will host a conference call regarding second quarter 2012 financial results today at 10 a.m. Eastern.

WHAT: Perficient Second Quarter 2012 Results
WHEN: Thursday, August 2, 2012, at 10 a.m. Eastern
CONFERENCE CALL NUMBERS: 800-884-5695 (U.S. and Canada) 617-786-2960 (International)
PARTICIPANT PASSCODE: 10312925
REPLAY TIMES: Thursday, August 2, 2012, at 11 a.m. Eastern, through Thursday, August 9, 2012
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 89984703

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of offices across North America and three offshore locations, in Eastern Europe, India, and China.  Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners, and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning “Premier Level” IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, an EMC Select Services Team Partner, and an Oracle Platinum Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2012.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011 and our quarterly reports on Form 10-Q for the quarter ended March 31, 2012 and June 30, 2012.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues
Services	$72,678	$59,215	$138,845	$109,425
Software and hardware	5,058	3,374	9,672	6,750
Reimbursable expenses	4,060	2,998	7,977	5,657
Total revenues	81,796	65,587	156,494	121,832

Cost of revenues
Project personnel costs	44,982	36,213	87,681	68,650
Software and hardware costs	4,403	2,985	8,253	5,798
Reimbursable expenses	4,060	2,998	7,977	5,657
Other project related expenses	1,035	1,648	1,961	3,134
Stock compensation	559	521	1,218	1,082
Total cost of revenues	55,039	44,365	107,090	84,321

Gross margin	26,757	21,222	49,404	37,511

Selling, general and administrative	14,866	11,455	28,084	21,203
Stock compensation	1,693	1,767	3,267	3,283
	10,198	8,000	18,053	13,025

Depreciation	515	398	978	723
Amortization	1,841	1,536	3,406	2,679
Acquisition costs	1,121	727	1,822	1,230
Adjustment to fair value of contingent consideration	167	458	338	518
Income from operations	6,554	4,881	11,509	7,875

Net interest (expense) income	(25)	31	(38)	68
Net other (expense) income	(2)	(24)	44	(19)
Income before income taxes	6,527	4,888	11,515	7,924
Provision for income taxes	2,924	2,121	4,926	3,364
Net income	$3,603	$2,767	$6,589	$4,560

Basic net income per share	$0.12	$0.10	$0.23	$0.16
Diluted net income per share	$0.12	$0.10	$0.22	$0.16

Shares used in computing basic net income per share	29,242	27,852	28,899	27,647
Shares used in computing diluted net income per share	30,815	29,002	30,430	28,821

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$4,233	$9,732
Accounts receivable, net	74,847	60,892
Prepaid expenses	1,219	1,246
Other current assets	2,543	3,118
Total current assets	82,842	74,988
Property and equipment, net	4,071	3,490
Goodwill	150,823	132,038
Intangible assets, net	17,531	10,128
Other non-current assets	5,325	3,288
Total assets	$260,592	$223,932

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,940	$5,029
Other current liabilities	20,163	18,483
Total current liabilities	25,103	23,512
Long-term debt	12,500	-
Other non-current liabilities	1,260	1,461
Total liabilities	38,863	24,973

Stockholders' equity:
Common stock	38	36
Additional paid-in capital	266,159	248,855
Accumulated other comprehensive loss	(319)	(279)
Treasury stock	(56,080)	(54,995)
Retained earnings	11,931	5,342
Total stockholders' equity	221,729	198,959
Total liabilities and stockholders' equity	$260,592	$223,932

About Non-GAAP Financial Measures
Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), adjusted net income, and adjusted net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets, acquisition costs, adjustments to the fair value of contingent consideration, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance based incentive compensation for executives and other employees.  Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, adjusted net income, and adjusted net income per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to acquisitions which are expensed in its GAAP financial statements.  Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted net income per share.  Perficient believes that excluding these expenses from its non-GAAP measures is useful to investors because these are expenses associated with each transaction, and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustments to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled.  Any changes in fair value are recognized in earnings.  Management excludes these items for the purposes of calculating adjusted net income and adjusted net income per share.  Perficient believes that excluding these adjustments from its non-GAAP measures is useful to investors because they are related to acquisitions, and are inconsistent in amount and frequency from period to period.

Stock-Based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.  Perficient excludes this item for the purposes of calculating EBITDAS, adjusted net income, and adjusted net income per share because it is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods.  Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP Net Income	$3,603	$2,767	$6,589	$4,560
Additions:
Provision for income taxes	2,924	2,121	4,926	3,364
Amortization	1,841	1,536	3,406	2,679
Acquisition costs	1,121	727	1,822	1,230
Adjustment to fair value of contingent consideration	167	458	338	518
Stock compensation	2,252	2,288	4,485	4,365
Adjusted Net Income Before Tax	11,908	9,897	21,566	16,716
Adjusted income tax (1)	4,656	3,919	8,454	6,569
Adjusted Net Income	$7,252	$5,978	$13,112	$10,147

GAAP Net Income Per Share (diluted)	$0.12	$0.10	$0.22	$0.16
Adjusted Net Income Per Share (diluted)	$0.24	$0.21	$0.43	$0.35
Shares used in computing GAAP and Adjusted Net Income Per Share (diluted)	30,815	29,002	30,430	28,821

(1) The estimated adjusted effective tax rate of 39.1% and 39.6% for the three months ended June 30, 2012 and 2011, respectively, and 39.2% and 39.3% for the six months ended June 30, 2012 and 2011 has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP Net Income	$3,603	$2,767	$6,589	$4,560
Additions:
Provision for income taxes	2,924	2,121	4,926	3,364
Net interest expense (income)	25	(31)	38	(68)
Net other expense (income)	2	24	(44)	19
Depreciation	515	398	978	723
Amortization	1,841	1,536	3,406	2,679
Acquisition costs	1,121	727	1,822	1,230
Adjustment to fair value of contingent consideration	167	458	338	518
Stock compensation	2,252	2,288	4,485	4,365
EBITDAS (1)	$12,450	$10,288	$22,538	$17,390

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.